Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (Registration No. 333-151761) of Pluristem Therapeutics Inc. of our report dated September 23, 2009, with respect to the consolidated financial statements of Pluristem Therapeutics, Inc. included in this Annual Report (Form 10-K) for the year ended June 30, 2009.

/s/ Kost Forer Gabbay & Kasierer —————————————— Kost Forer Gabbay & Kasierer A member of Ernst & Young Global

Haifa, Israel

September 23, 2009